      As filed with the Securities and Exchange Commission on June 30, 2000

                                                       REGISTRATION NO. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          GELTEX PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                                                 04-3136767
(State or other jurisdiction of incorporation)                               (I.R.S. Employer Identification No.)

         153 SECOND AVENUE, WALTHAM, MASSACHUSETTS 02451 (781) 290-5888 (Address and telephone number of registrant's principal executive offices)



                           1992 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

              MARK SKALETSKY, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          GelTex Pharmaceuticals, Inc.
                                153 Second Avenue
                          Waltham, Massachusetts 02451
                                 (781) 290-5888
            (Name, address and telephone number of agent for service)

                                 with copies to:

                           LYNNETTE C. FALLON, ESQUIRE
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100



                         CALCULATION OF REGISTRATION FEE

Title of each class of securities      Amount to be       Proposed maximum     Proposed maximum        Amount of
         to be registered               registered       offering price per   aggregate offering    registration fee
                                                             share (1)             price (1)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      1,300,000 shares (2)      $19.53125            $25,390,625          $6,703.13

----------------------------------------------------------------------------------------------------------------------

======================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on June 26, 2000 as reported by the Nasdaq National Market.
(2) This Registration Statement registers an additional 1,300,000 shares under the 1992 Equity Incentive Plan, under which 2,730,585 shares have been previously registered (SEC File Nos. 333-08535 and 333-60703).

   STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION
                                   STATEMENT.

     Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 5, 1998 (File No. 333-60703) relating to the registration of (a) 1,025,000 additional shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock") authorized for issuance under the Registrant's 1992 Equity Incentive Plan (the "Plan") and (b) 178,688 shares of the Registrant's Common Stock authorized for issuance upon exercise of certain of the Registrant's Non-Statutory Stock Options, are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 1,300,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

         See Exhibit Index on page 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on this 29th day of June 2000.

                                             GELTEX PHARMACEUTICALS, INC.


                                             By: /s/ Mark Skaletsky
                                                 ------------------
                                                 Mark Skaletsky
                                                 President

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of GelTex Pharmaceuticals, Inc. hereby severally constitute and appoint Mark Skaletsky and Joann Nestor, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                          TITLE                                                DATE
         ---------                          -----                                                ----

/s/ Mark Skaletsky                          President (Principal Executive Officer)              June 29, 2000
------------------------------------        and Director
Mark Skaletsky


/s/ Paul J. Mellett, Jr.                    Vice President Administration and Finance            June 29, 2000
------------------------------------        (Principal Financial and Accounting Officer)
Paul J. Mellett, Jr.


/s/ Robert J. Carpenter                     Director                                             June 29, 2000
------------------------------------
Robert J. Carpenter


                                            Director                                             June __, 2000
------------------------------------
J. Richard Crout


/s/ Henri A. Termeer                        Director                                             June 29, 2000
------------------------------------
Henri A. Termeer


/s/ Jesse Treu                              Director                                             June 29, 2000
------------------------------------
Jesse Treu

                                  EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------

4.1            Amended and Restated By-Laws of Registrant Filed as Exhibit 3.3 to Registrant's
               Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference.

4.2            Specimen certificate for shares of common stock of Registrant  Filed as Exhibit 4.1 to
               Registrant's Registration Statement on Form S-1 (File No. 33-97322) and incorporated herein by reference.

4.3            Amended and Restated Facility One Term Note issued by Registrant to Fleet National Bank, dated as of May 21, 1997.  Filed as Exhibit 4.1 to Registrant's Quarterly Report on Form 10-Q for the
               quarter ended June 30, 1998 and incorporated herein by reference.

4.4            Second Loan Modification Agreement between Registrant and Fleet National Bank, dated as of June
               30, 1998.  Filed as Exhibit 4.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference.

4.5            Letter Agreement between Registrant and Fleet National Bank dated October 4, 1999.  Filed as
               Exhibit 4.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
               1999 and incorporated herein by reference.

4.6            Promissory Note, dated October 4, 1999 issued by Registrant to Fleet National Bank.
               Filed as Exhibit 4.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1999 and incorporated herein by reference.

5              Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

23.1           Consent of Ernst & Young LLP, independent auditors.

23.2           Consent of PricewaterhouseCoopers LLP, independent accountants.

23.3           Consent of Palmer & Dodge LLP (contained in opinion filed as Exhibit 5 hereto).

24             Power of Attorney (set forth on the signature page of this Registration Statement).

99.1           Registrant's Amended and Restated 1992 Equity Incentive Plan.


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